UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 14, 2020 (April 3, 2020)

MoneyOnMobile, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Texas	000-53997	20-8592825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, the par value is .001 cent	MOMT	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into Material Definitive Agreement

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Sale of Indian Investments for Promissory Note

On January 14, 2020, MoneyOnMobile, Inc. (the “Company”) executed a Settlement Agreement calling for the transfer of its ownership interests and/or assets and operations in its Indian subsidiaries, Digital Payment Processing Limited (DPPL), My Mobile Payments, Ltd (MMPL) and SVR Ltd. (SVR) to LI Ventures, Inc. a Nevada based private company (“LI Ventures”) (the “LI Ventures Settlement Agreement”). As compensation, the Company received a Promissory Note, whereby the Company will receive $22,313,677 worth of LI Ventures common shares, contingent upon LI Ventures completing a qualified financing round (the “LI Ventures Note”). The LI Ventures Note matures on March 30, 2021.

On April 3, 2020, Company shareholders, representing 60.12% of the outstanding and fully diluted share count, voted to approve the LI Ventures Settlement Agreement. The Board of Directors approved the LI Ventures Settlement Agreement on April 6, 2020. The Board of Directors Resolution is attached herein as Exhibit 99.2 and is incorporated herein by reference. The Company will use the LI Ventures Note proceeds to repay its outstanding creditors.

The foregoing description of the terms of the LI Ventures Note and LI Ventures Settlement Agreement, and does not purport to be complete and is subject to, and qualified in its entirety by reference to the form of LI Ventures Note and LI Ventures Settlement Agreement, which are herewith as Exhibit 99.1, and is incorporated herein by reference.

Consulting Agreement

On April 9, 2020, the Company entered into a Consulting Agreement with an independent contractor to help assist the Company execute the LIV Settlement Agreement. The term is for two years, with either party having ability to terminate the agreement within thirty days written notice. The amount of the contract is $390,489 and will be paid by the Company upon it receiving the LIV Note payout compensation. The foregoing description of the terms of the Consulting Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the form of Consulting Agreement, which are filed herewith as Exhibit 99.3, and is incorporated herein by reference.

Resignation of Chief Executive Officer and Chief Financial Officer

The Company received a letter of resignation from Harold H. Montgomery. Mr. Montgomery informed the Company that, effective as of April 10, 2020, he resigned his position as Chief Executive Officer. Mr. Montgomery’s resignation was not as a result of any disagreements with the Company.

The Company received a letter of resignation from Scott S. Arey. Mr. Arey informed the Company that, effective as of April 10, 2020, he resigned his position as Chief Financial Officer. Mr. Arey’s resignation was not as a result of any disagreements with the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
99.1	Settlement Agreement and Promissory Note
99.2	Board of Directors Resolution
99.3	Contractor Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONEYONMOBILE, INC.

Date: May 20, 2020	By:	/s/ Harold H. Montgomery
Harald H. Montgomery
Chairman of Board of Directors